                                                                  EXHIBIT 10.2

                                 AMENDED AND RESTATED

                                 INVESTORS' AGREEMENT

                                     dated as of

                                    June 30, 2000

                                     by and among

                                DECRANE HOLDINGS CO.,

                           DECRANE AIRCRAFT HOLDINGS, INC.

                       DLJ MERCHANT BANKING PARTNERS II, L.P.,

                      DLJ MERCHANT BANKING PARTNERS II-A, L.P.,

                           DLJ OFFSHORE PARTNERS II, C.V.,

                            DLJ DIVERSIFIED PARTNERS, L.P.

                          DLJ DIVERSIFIED PARTNERS -A, L.P.,

                            DLJ MILLENNIUM PARTNERS, L.P.

                           DLJ MILLENNIUM PARTNERS-A, L.P.

                               DLJMB FUNDING II, INC.,

                          UK INVESTMENT PLAN 1997 PARTNERS,

                               DLJ EAB PARTNERS, L.P.,

                                 DLJ FIRST ESC L.P.,

                                   DLJ ESC II L.P.

                           DLJ INVESTMENT PARTNERS, L.P.

                          DLJ INVESTMENT PARTNERS II, L.P.

                          DLJ INVESTMENT FUNDING II, INC.

                     and certain other Stockholders named herein

                               TABLE OF CONTENTS

                                 -------------

                                                                                                            Page
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
                                                      ARTICLE 1
                                                     DEFINITIONS

     SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                      ARTICLE 2
                                                CORPORATE GOVERNANCE

     SECTION 2.01.  COMPOSITION OF THE BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 2.02.  REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 2.03.  VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 2.04.  MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.05.  ACTION BY THE BOARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.06.  BOARD OBSERVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.07.  CONFLICTING CHARTER OR BYLAW PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 13

                                                      ARTICLE 3
                                              RESTRICTIONS ON TRANSFER

     SECTION 3.01.  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 3.02.  LEGENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     SECTION 3.03.  PERMITTED TRANSFEREES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     SECTION 3.04.  RESTRICTIONS ON TRANSFERS BY MANAGEMENT STOCKHOLDERS . . . . . . . . . . . . . . . . . . 15
     SECTION 3.05.  RESTRICTIONS ON TRANSFERS BY THE INVESTORS AND THE DLJIP ENTITIES. . . . . . . . . . . . 16

                                                      ARTICLE 4
                                        TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

     SECTION 4.01.  RIGHTS TO PARTICIPATE IN TRANSFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     SECTION 4.02.  RIGHT TO COMPEL PARTICIPATION IN CERTAIN TRANSFERS . . . . . . . . . . . . . . . . . . . 18
     SECTION 4.03.  CERTAIN RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                                      ARTICLE 5
                                                REGISTRATION RIGHTS

     SECTION 5.01.  DEMAND REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . 20
     SECTION 5.02.  INCIDENTAL REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     SECTION 5.03.  HOLDBACK AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.04.  REGISTRATION PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.05.  INDEMNIFICATION BY THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 5.06.  INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 5.07.  CONDUCT OF INDEMNIFICATION PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 5.08.  CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 5.09.  PARTICIPATION IN PUBLIC OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 5.10.  OTHER INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 5.11.  COOPERATION BY THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                                                      ARTICLE 6
                                                   MISCELLANEOUS

     SECTION 6.01.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 6.02.  BINDING EFFECT; BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 6.03.  EXCLUSIVE FINANCIAL AND INVESTMENT BANKING ADVISOR . . . . . . . . . . . . . . . . . . . 33
     SECTION 6.04.  ASSIGNABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 6.05.  AMENDMENT; WAIVER; TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 6.06.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 6.07.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 6.08.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 6.09.  APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 6.10.  SPECIFIC ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 6.11.  CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

                             AMENDED AND RESTATED
                             INVESTORS' AGREEMENT


     AMENDED AND RESTATED INVESTORS' AGREEMENT dated as of June 30, 2000 (the "AGREEMENT") among (i) DeCrane Holdings Co., a Delaware corporation (the "COMPANY") and DeCrane Aircraft Holdings, Inc., a Delaware corporation and subsidiary of the Company ("OPCO"); (ii) DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, UK Investment Plan 1997 Partners, a Delaware partnership, DLJ First ESC L.P., a Delaware limited partnership and DLJ ESC II L.P., a Delaware limited partnership (other than in its capacity as a DLJIP Entity), (each of the foregoing, a "DLJ ENTITY", and collectively, the "DLJ ENTITIES"); (iii) DLJ Investment Partners, L.P., a Delaware limited partnership, DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, and DLJ ESC II, L.P., a Delaware limited partnership (solely in its capacity as a holder of Senior Preferred Stock, DLJIP Warrants and any Company Securities issued with respect thereto), (each of the foregoing, a "DLJIP ENTITY", and collectively, the "DLJIP ENTITIES"); and (iv) certain other Stockholders named herein.

                             W I T N E S S E T H

     WHEREAS, the Company, the DLJ Entities and certain other Stockholders parties thereto have heretofore entered into an Amended and Restated Investors' Agreement dated as of October 2, 1998 (the "ORIGINAL AGREEMENT");

     WHEREAS, pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT") dated as of the date hereof by and among the Company, Opco and the DLJIP Entities, the DLJIP Entities are acquiring (i) shares of 16% Senior Redeemable Exchangeable Preferred Stock due 2009 of Opco (the "SENIOR PREFERRED STOCK") and (ii) warrants to purchase common stock of the Company;

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

                                  ARTICLE 1
                                 Definitions

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "ADVERSE PERSON" means any Person whom the Board determines is a competitor or a potential competitor of the Company or any of its Subsidiaries or to whom the Board determines a transfer of Shares would be inadvisable.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

     "AGGREGATE OWNERSHIP" means, with respect to any Stockholder or group of Stockholders, and with respect to any class of Company Securities, the total number or amount of such class of Company Securities "beneficially owned" (as such term is defined in Rule 13d-3 under the Exchange Act) (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation (but adjusted in accordance with the proviso below), calculated on a Fully Diluted basis and taking into account any stock dividend, stock split or reverse stock split;

PROVIDED that such number or amount of such class of Company Securities shall be increased (without duplication) with respect to any Stockholder, by any stock appreciation rights, options, warrants or other rights to purchase or subscribe for Common Shares of such Other Stockholder as and when such stock appreciation rights, options, warrants or other rights have vested.

     "BOARD" means the board of directors of the Company.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "BYLAWS" means the Bylaws of the Company, as amended from time to time.

     "CHANGE OF CONTROL" means:

         (a) any "person" or "group of persons" (within the meaning of Section 13 or 14 of the Exchange Act), other than the DLJ Entities and/or their respective Permitted Transferees, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, beneficial ownership (within the meaning of Section 13(d)(3) of the Exchange Act) of securities of the Company representing more than 51% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; or

         (b) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transfer.

     "CHARTER" means the Certificate of Incorporation of the Company, as amended from time to time.

     "CLOSING DATE" means August 28, 1998.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed, and "COMMON SHARES" means shares of Common Stock.

     "COMPANY SECURITIES" means the Common Stock and securities convertible into or exchangeable for Common Stock, the Preferred Stock and options, warrants (including the Warrants) or other rights to acquire Common Stock, Preferred Stock or any other equity security issued by the Company.

     "DLJIP WARRANTS" means the warrants issued by the Company to the DLJIP Entities pursuant to the Purchase Agreement for the purchase of an aggregate of 139,357 Common Shares (subject to adjustment as provided for therein).

     "DLJ WARRANTS" means the warrants issued by the Company to the DLJ Entities for the purchase of an aggregate of 155,000 Common Shares (subject to adjustment as provided for therein).

     "DRAG-ALONG PORTION" means, with respect to any Other Stockholder and any class of Company Securities, the number of such class of Company Securities beneficially owned by such Other Stockholder on a Fully Diluted basis multiplied by a fraction, the numerator of which is the number of such class of Company Securities proposed to be sold by the DLJ Entities on behalf of the DLJ Entities and the Other Stockholders and the denominator of which is the total number of such class of Company Securities beneficially owned by the Stockholders on a Fully Diluted basis.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FULLY DILUTED" means, with respect to Common Stock and without duplication, all outstanding Common Shares and all Common Shares issuable in respect of securities convertible into or exchangeable for Common Shares, stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for Common Shares or securities convertible into or exchangeable for Common Shares; PROVIDED that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for Common Shares are subject to vesting, the Common Shares subject to vesting shall be included in the definition of "FULLY DILUTED" only upon and to the extent of such vesting.

     "INITIAL OWNERSHIP" means, with respect to any Stockholder and any class of Company Securities, the number of shares or units of such class of Company Securities beneficially owned (and (without duplication) which such Persons have the right to acquire from any Person) as of the date such Person became a party to the Original Agreement or this Agreement, as the case may be, taking into account any stock split, stock dividend, reverse stock split or similar event.

     "INITIAL PUBLIC OFFERING" means the initial sale after the date hereof of Registrable Securities pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form).

     "INVESTORS" means each investor in the Company's equity (other than the DLJ Entities, the DLJIP Entities, the Management Stockholders and their respective Permitted Transferees), who became or becomes a Stockholder after the date of the Original Agreement for so long as such investor shall beneficially own any Company Securities.

     "MANAGEMENT STOCKHOLDERS" means each of the members of management of the Company who became or becomes a Stockholder after the date of the Original Agreement for so long as such member of management shall beneficially own any Company Securities.

     "OTHER STOCKHOLDERS" means all Stockholders and their respective Permitted Transferees, other than the DLJ Entities and their respective Permitted Transferees.

     "PERMITTED TRANSFEREE" means:

         (i) in the case of any DLJ Entity (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJ Partner (collectively, the "DLJ AFFILIATES"), (C) any managing director, director, general partner, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, the "DLJ ASSOCIATES"), (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York;

         (ii) in the case of any Other Stockholder (other than the DLJIP Entities) (A) any Other Stockholder, (B) a Person to whom Shares are transferred from such Other Stockholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; PROVIDED that, in the case of clause (2), such transferee is the issue or spouse of such Other Stockholder or (C) a trust that is for the exclusive benefit of such Other Stockholder or its Permitted Transferees under (B) above; and

         (iii) in the case of any DLJIP Entity, (A) any other DLJIP Entity,
     (B) any general or limited partner of any DLJIP Entity (a "DLJIP PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJIP Partner (collectively, the "DLJIP AFFILIATES"), (C) any managing director, director, general partner, limited partner, officer or employee of any DLJIP Entity or of any DLJIP Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, the "DLJIP ASSOCIATES"), (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJIP Entities, DLJIP Affiliates, DLJIP Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJIP Entities, DLJIP Affiliates or DLJIP Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PREFERRED STOCK" means the 14% Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share, of the Company, and "PREFERRED SHARES" means shares of Preferred Stock.

     "PRO RATA PORTION" means the number of Common Shares a Stockholder holds multiplied by a fraction, the numerator of which is the number of Common Shares to be sold by the DLJ Entities and their Permitted Transferees in a Public Offering and the denominator of which is the total number of Common Shares, on a Fully Diluted basis, held in the aggregate by the DLJ Entities and their Permitted Transferees prior to such Public Offering.

     "PUBLIC OFFERING" means any primary or secondary public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan.

     "REGISTRABLE SECURITIES" means at any time, with respect to any Stockholder or its Permitted Transferees, any Shares or Warrants and any securities issued or issuable in respect of such Shares or Warrants by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation or other reorganization or otherwise until (i) a registration statement covering such Shares or Warrants has been declared effective by the SEC and such Shares or Warrants have been disposed of pursuant to such effective registration statement, (ii) such Shares or Warrants are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares or Warrants are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares or Warrants not bearing the legend required pursuant to this Agreement and such Shares or Warrants may be resold without subsequent registration under the Securities Act.

     "REGISTRATION EXPENSES" means (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letter requested pursuant to Section 5.04(h) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the applicable registration, (vii) reasonable fees and expenses of up to one counsel for the Stockholders participating in the offering selected (A) by the DLJ Entities, in the case of any offering in which such entities participate, or (B) in any other case, by the Other Stockholders holding the majority of the Shares or Warrants to be sold for the account of all Other Stockholders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD"), including fees and expenses of any "QUALIFIED INDEPENDENT UNDERWRITER", and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Stockholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

     "REQUISITE DLJIP ENTITIES" means holders of 50% of the Common Shares (and any securities issued or issuable in respect of such Common Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation or other reorganization or otherwise) issued or issuable upon exercise of the DLJIP Warrants.

     "RESTRICTION TERMINATION DATE" means the earlier to occur of (a) the second anniversary of the Initial Public Offering and (b) the fifth anniversary of the Closing Date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES" means the Common Shares and the Preferred Shares.

     "SHELF REGISTRATION" means a shelf registration statement filed under Rule 415 under the Securities Act.

     "STOCKHOLDER" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 6.04 or otherwise, so long as such Person shall beneficially own any Company Securities.

     "SUBSIDIARY" means, with respect to any Person, any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TAG-ALONG PORTION" means with respect to any Tagging Person or the Selling Person, as the case may be:

     (i) where the Selling Person is selling Common Shares, the number of Common Shares beneficially owned by such Tagging Person or the Selling Person, as the case may be, on a Fully Diluted Basis multiplied by a fraction, the numerator of which is the number of Common Shares proposed to be sold in the Tag-Along Sale pursuant to Section 4.01 and the denominator of which is the aggregate number of Common Shares beneficially owned by all Stockholders on a Fully Diluted basis,

    (ii) where the Selling Person is selling Preferred Shares, the number of Preferred Shares beneficially owned by such Tagging Person or the Selling Person, as the case may be, multiplied by a fraction, numerator of which is the number of Preferred Shares proposed to be sold in the Tag-Along Sale pursuant to Section 4.01 and the denominator of which is the aggregate number of Preferred Shares beneficially owned by all Stockholders, and

    (iii) where the Selling Person is selling Warrants, the number of Common Shares beneficially owned (or, without duplication, acquirable under the Warrants) by such Tagging Person or the Selling Person, as the case may be, on a Fully Diluted Basis multiplied by a fraction, the numerator of which is the number of Common Shares for which the Warrants proposed to be sold in the Tag-Along Sale pursuant to Section 4.01 are exercisable and the denominator of which is the aggregate number of Common Shares beneficially owned by the Stockholders on a Fully Diluted Basis; PROVIDED that, where a Tag-Along Right includes the right to sell Common Stock, any holder of Warrants may, in lieu of exercising such Warrants, transfer such Warrants for some or all of that number of Common Shares as would otherwise have constituted its Tag-Along Portion, in which event the price to be received with respect to each such Warrant shall be the price per Common Share applicable to the Tag-Along Offer, less the then applicable exercise price of the Warrants owned by such holder.

    "THIRD PARTY" means a prospective purchaser of Company Securities in an arm's-length transaction from a Stockholder where such purchaser is not a Permitted Transferee of such Stockholder.

    "UNDERWRITTEN PUBLIC OFFERING" means a firmly underwritten Public Offering.

    "WARRANTS" means the DLJ Warrants and the DLJIP Warrants.

             (b) The term "DLJ ENTITIES", to the extent such entities shall have transferred any of their Shares to "Permitted Transferees", shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, taken together, and any right or action that may be taken at the election of the DLJ Entities may be taken at the election of the DLJ Entities and such Permitted Transferees.

             (c) The term "OTHER STOCKHOLDERS", to the extent such stockholders shall have transferred any of their Company Securities to "Permitted Transferees", shall mean the Other Stockholders and the Permitted Transferees of the Other Stockholders, taken together, and any right or action that may be taken at the election of the Other Stockholders may be taken at the election of the Other Stockholders and such Permitted Transferees.

            (d) The term "DLJIP ENTITIES", to the extent such entities shall have transferred any of their Company Securities to "Permitted Transferees", shall mean the DLJIP Entities and the Permitted Transferees of the DLJIP Entities, taken together, and any right or action that may be taken at the election of the DLJIP Entities may be taken at the election of the DLJIP Entities and such Permitted Transferees.

       (e) Each of the following terms is defined in the Section set forth opposite such term:


                        TERM                            SECTION
                        ----                            -------
                        Agreement                       recitals
                        Applicable Holdback Period      5.03
                        Black Out Notice                5.04
                        Black Out Period                5.01
                        Company                         recitals
                        Demand Registration             5.01(a)
                        DLJ Entities                    recitals
                        DLJIP Entities                  recitals
                        DLJMB                           2.01
                        DLJSC                           6.03
                        Drag-Along Rights               4.02(a)
                        Holders                         5.01(a)(ii)
                        Incidental Registration         5.02(a)
                        Indemnified Party               5.07
                        Indemnifying Party              5.07
                        Independent Director            2.01(a)
                        Inspectors                      5.04(g)
                        Maximum Offering Size           5.01(e)
                        Nominee                         2.03(a)
                        Opco                            recitals
                        Original Agreement              recitals
                        Public Offering Limitation      3.04(a)
                        Purchase Agreement              recitals
                        Records                         5.04(g)
                        Section 4.01 Response           4.01(a)
                        Notice
                        Section 4.02 Notice             4.02(a)
                        Section 4.02 Notice Period      4.02(a)
                        Section 4.02 Sale               4.02(a)
                        Section 4.02 Sale Price         4.02(a)
                        Selling Person                  4.01(a)
                        Selling Stockholder             5.01(a)
                        Senior Preferred Stock          recitals
                        Tag-Along Notice                4.01(a)


                        TERM                            SECTION
                        ----                            -------
                        Tag-Along Notice Period         4.01(a)
                        Tag-Along Offer                 4.01(a)
                        Tag-Along Right                 4.01(a)
                        Tag-Along Sale                  4.01(a)
                        Tagging Person                  4.01(a)
                        transfer                        3.01(a)

                                     ARTICLE 2
                                CORPORATE GOVERNANCE


         Section 2.01. COMPOSITION OF THE BOARD. (a) The Board shall consist initially of six directors, all of whom shall be designated by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and one of whom shall not be either an "Affiliate" or an "Associate" (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of any of the DLJ Entities (the "INDEPENDENT DIRECTOR").

         (b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Common Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

         Section 2.02. REMOVAL. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Common Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section
2.01 unless such removal shall be for cause or the Persons entitled to designate or nominate such director shall have consented to such removal in writing.

         Section 2.03. VACANCIES. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of the Board:

         (a) the Person or Persons entitled under Section 2.01 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the "NOMINEE") to fill such capacity and serve as a director of the Company; and

         (b) each Stockholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its Common Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board.

         Section 2.04. MEETINGS. The Board shall hold a regularly scheduled meeting at least once every fiscal quarter.

         Section 2.05. ACTION BY THE BOARD. (a) A quorum of the Board shall consist of three directors. All actions of the Board shall require the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; PROVIDED that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

         (b) The Board may create executive, compensation and audit committees, as well as such other committees as it may determine.

          Section 2.06.  BOARD OBSERVER.   (a)  So long as the DLJIP Entities
shall beneficially own in aggregate at least 51% of the number of shares of the Senior Preferred Stock beneficially owned by them as of the date hereof,
(i) the Company shall give DLJ Investment Partners II, L.P. written notice of each meeting of the Board and each committee thereof at the same time and in the same manner as notice is given to the directors, (ii) the Company will permit one representative of the DLJIP Entities (a "BOARD REPRESENTATIVE") to attend and fully participate in all meetings of the Board and all committees thereof and (iii) the Company shall consult with the Board Representative with respect to any fundamental change in the nature of the Company's business; PROVIDED that the Board Representative shall have no right to vote on any resolutions or other matters upon which members of the Board may vote; and PROVIDED FURTHER that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, the Board Representative shall be given the opportunity to listen and fully participate in such telephonic meeting. The Board Representative shall also be provided with all written materials and other information (including, without limitation, copies of minutes of meetings) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of the Board or any committee thereof, the Company shall give written notice thereof to the Board Representative promptly following the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of the Board Representative incurred in connection with attending such board and committee meetings.

         (b) So long as the DLJIP Entities shall beneficially own in aggregate at least 51% of the number of shares of the Senior Preferred Stock beneficially owned by them as of the date hereof, at any reasonable time during normal business hours and from time to time, but not more frequently than once in any six-month period, upon five (5) days written notice, the Company will permit any one or more of the DLJIP Entities to examine the books and records of the Company; PROVIDED that the DLJIP Entities shall use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company.

         (c) Prior to receiving any written information or materials referred to in Section 2.06(a), attending any meetings of the Board or any of its committees, or examining any books or records pursuant to Section 2.06(b), each of the DLJIP Entities shall be required to execute a confidentiality agreement in form and substance satisfactory to the Company and the DLJIP Entities and shall agree to use any such materials or information only for the purpose of evaluating and monitoring the investment of the DLJIP Entities in the Company and Opco and otherwise in compliance with applicable law.

         (c) Notwithstanding anything in this Agreement to the contrary, the DLJIP Entities may not assign their rights under this Section 2.06 to any other Person, including any Permitted Transferee.

         Section 2.07. CONFLICTING CHARTER OR BYLAW PROVISIONS. Each Stockholder shall vote its Common Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the Company's Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

                                        ARTICLE 3
                              RESTRICTIONS ON TRANSFER

         Section 3.01. GENERAL. (a) Each Stockholder understands and agrees that the Company Securities purchased pursuant to the applicable subscription agreement have not been registered under the Securities Act and are restricted securities. Each Stockholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Company Securities (or solicit any offers to buy or otherwise acquire, or take a pledge of any Company Securities) except in compliance with the Securities Act and the terms and conditions of this Agreement. Subject to the Securities Act and Section 4.01, Company Securities may be freely transferred by any DLJ Entities.

         (b) Any attempt to transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted transfer.

         Section 3.02. LEGENDS. In addition to any other legend that may be required, each certificate for Shares or Warrants that is issued to any Stockholder shall bear a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED INVESTORS' AGREEMENT DATED AS OF JUNE 30, 2000, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DECRANE HOLDINGS CO. OR ANY SUCCESSOR THERETO.

If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the first sentence of the legend required by this Section endorsed thereon. If any Company Securities shall cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the second sentence of the legend required by this Section endorsed thereon.

         Section 3.03. PERMITTED TRANSFEREES. Notwithstanding anything in this Agreement to the contrary, any Stockholder may at any time transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Stockholder or group of Stockholders and without compliance with Sections 3.04, 3.05 and 4.01 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

         Section 3.04.  RESTRICTIONS ON TRANSFERS BY MANAGEMENT STOCKHOLDERS.
(a) Except as provided in Section 3.03, each Management Stockholder and each Permitted Transferee of such Management Stockholder may transfer its Company Securities only as follows:

               (i) in a transfer made in compliance with Section 4.01 or 4.02, or as permitted or required by any employment contract between the Company or any Subsidiary and an employee;

               (ii) subject to the Public Offering Limitations, in a Public Offering in connection with the exercise of its rights under Section
         5.02 hereof;

               (iii) in a transfer made at the conclusion of the Applicable Holdback Period (as defined in Section 5.03) following a Public Offering, in compliance with Rule 144 promulgated under the Securities Act; PROVIDED, HOWEVER, that until the Restriction Termination Date, the Aggregate Ownership of such Management Stockholder as a result of such transfer shall be equal to or exceed the greater of (x) 50% of such Management Stockholder's Initial Ownership and (y) the percentage of such Management Stockholder's Initial Ownership that is equal to the Aggregate Ownership of the DLJ Entities as a percentage of the DLJ Entities' Initial Ownership; or

             (iv) following the Restriction Termination Date, to any Third Party other than an Adverse Person for consideration consisting solely of cash; PROVIDED, HOWEVER, that the number of Common Shares transferred by such Management Stockholder pursuant to this Section 3.04(a)(iv) in any twelve month period shall not exceed 20% of such Management Stockholder's Aggregate Ownership at the beginning of such twelve month period.


         For purposes of this Agreement, "PUBLIC OFFERING LIMITATIONS" means
(A) no Management Stockholder shall be permitted to exercise its rights under
Section 5.02 hereof (x) with respect to the Initial Public Offering and (y) until such time as the Aggregate Ownership of the DLJ Entities shall be less than 50% of their aggregate Initial Ownership and (B) in each Public Offering following the Initial Public Offering, such Management Stockholder shall be entitled to transfer a number of Shares not exceeding such Management Stockholder's Pro Rata Portion of such Management Stockholder's Shares.

         (b) The provisions of Section 3.04(a) shall terminate upon the earliest to occur of (i) the tenth anniversary of the Closing Date and (ii) a Change of Control. Notwithstanding the foregoing sentence, the provisions of
Section 3.04(a) shall
not terminate with respect to any Management Stockholder's Shares which shall have been pledged to the Company as security in connection with any indebtedness for borrowed money owed by such Management Stockholder to the Company unless the proceeds from the sale of such Shares are applied to repay such indebtedness in full.

         Section 3.05. RESTRICTIONS ON TRANSFERS BY THE INVESTORS AND THE DLJIP ENTITIES. (a) Except as provided in Section 3.03, each of the Investors and its Permitted Transferees may transfer its Company Securities only as follows:

              (i) in a transfer made in compliance with Section 4.01 or 4.02; or

              (ii) in a Public Offering in connection with the exercise of its rights under Article 5 hereof.

         (b) Each DLJIP Entity and its Permitted Transferees may transfer its Company Securities freely, subject only to compliance with Section 4.02.

         (c) The provisions of Sections 3.05(a) and (b) shall terminate upon the earlier to occur of (i) the tenth anniversary of the Closing Date and (ii) a Change of Control.


                                        ARTICLE 4
                        TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

         Section 4.01. RIGHTS TO PARTICIPATE IN TRANSFER. (a) If the DLJ Entities (the "SELLING PERSON") propose to transfer (other than transfers of Common Shares (i) in a Public Offering or (ii) to any Permitted Transferee of any of the DLJ Entities) a number of Company Securities equal to or exceeding 20% of the Aggregate Ownership of the DLJ Entities in a single transaction or in a series of related transactions on the date of the proposed sale (a "TAG-ALONG SALE"), the Other Stockholders may, at their option, elect to exercise their rights under this Section 4.01 (each such Stockholder, a "TAGGING PERSON"). In the event of such a proposed transfer, the Selling Person shall provide each Other Stockholder written notice of the terms and conditions of such proposed transfer ("TAG-ALONG NOTICE") and offer each Tagging Person the opportunity to participate in such sale. The Tag-Along Notice shall identify the number and type of Company Securities subject to the offer ("TAG-ALONG OFFER"), the cash price at which the transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer. Each Tagging Person shall have the right (a "TAG-ALONG

RIGHT"), exercisable by written notice ("SECTION 4.01 RESPONSE NOTICE") given to the Selling Person within 10 Business Days of the date of receipt of the Tag-Along Notice by such Tagging Person (the "TAG-ALONG NOTICE PERIOD"), to request that the Selling Person include in the proposed transfer the number and type of Company Securities held by such Tagging Person as is specified in such notice; PROVIDED that if the aggregate number of Company Securities proposed to be sold by the Selling Person and all Tagging Persons in such transaction exceeds the number of Company Securities which can be sold on the terms and conditions set forth in the Tag-Along Notice, then only the Tag-Along Portion of the Company Securities of each Tagging Person shall be sold pursuant to the Tag-Along Offer and the Selling Person shall sell its Tag-Along Portion of the Company Securities and such additional Company Securities as permitted by Section 4.01(d). Each Tagging Person shall deliver to the Selling Person, together with its Section 4.01 Response Notice, the certificate or certificates representing the Company Securities of such Tagging Person to be included in the transfer, together with a limited power-of-attorney authorizing the Selling Person to transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of such certificate or certificates representing the Company Securities to be transferred and the limited power-of-attorney authorizing the Selling Person to transfer such Company Securities shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. If, at the end of a 120 day period after such delivery, the Selling Person has not completed the transfer of all of such Company Securities on substantially the same terms and conditions set forth in the Tag-Along Notice, the Selling Person shall return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with certificates representing the unsold Company Securities which such Tagging Person delivered for transfer pursuant to this
Section 4.01.

         (b) Concurrently with the consummation of the Tag-Along Sale, the Selling Person shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration (by bank or certified check) for the Company Securities of the Tagging Persons transferred pursuant thereto, and shall, promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

         (c) If at the termination of the Tag-Along Notice Period any Tagging Person shall not have elected to participate in the Tag-Along Sale, such Tagging Person will be deemed to have waived its rights under Section 4.01(a) with respect to the transfer of its Company Securities pursuant to such Tag-Along Sale.

         (d) If any Tagging Person declines to exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Tag-Along Portion, the DLJ Entities shall be entitled to transfer, pursuant to the Tag-Along Offer, a number and type of Company Securities held by the DLJ Entities equal to the number and type of Company Securities constituting the portion of such Tagging Person's Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

         (e) The DLJ Entities and any Tagging Person who exercises the Tag-Along Rights pursuant to this Section 4.01 may sell the Company Securities subject to the Tag-Along Offer on the terms and conditions set forth in the Tag-Along Notice (PROVIDED, HOWEVER, that the cash price payable in any such sale may exceed the cash price specified in the Tag-Along Notice by up to 10%) within 120 days of the date on which Tag-Along Rights shall have been waived, exercised or expire.

         Section 4.02.  RIGHT TO COMPEL PARTICIPATION IN CERTAIN TRANSFERS.
(a) If (i) the DLJ Entities propose to transfer not less than 50% of their Initial Ownership of any class of Company Securities to a Third Party in a bona fide sale or (ii) the DLJ Entities propose a transfer in which the Company Securities to be transferred by the DLJ Entities and their Permitted Transferees constitute more than 50% of such class of outstanding Company Securities (a "SECTION 4.02 SALE"), the DLJ Entities may at their option require all Other Stockholders to sell the Drag-Along Portion of their Company Securities ("DRAG-ALONG RIGHTS"). DLJMB shall provide written notice of such Section 4.02 Sale to the Other Stockholders (a "SECTION 4.02 NOTICE") not later than 15 days prior to the proposed Section 4.02 Sale. The Section
4.02 Notice shall identify the proposed transferee for the Section 4.02 Sale, the number and type of Company Securities proposed to be transferred pursuant to the Section 4.02 Sale, the proposed consideration for the Company Securities (the "SECTION 4.02 SALE PRICE") and all other material terms and conditions of the proposed Section 4.02 Sale. The number of Company Securities to be sold by each Other Stockholder will be the Drag-Along Portion of the Company Securities that such Other Stockholder owns. Subject to Sections 4.02 and 4.03, each Other Stockholder shall be required to participate in the Section 4.02 Sale on the terms and conditions set forth in the Section 4.02 Notice and to tender the Drag-Along Portion of its Company Securities as set forth below. The price payable in such transfer shall be the Section 4.02 Sale Price. Not later than the 10th day following the date of the Section 4.02 Notice (the "SECTION 4.02 NOTICE PERIOD"), each of the Other Stockholders shall deliver to a representative of DLJMB designated in the Section 4.02 Notice certificates representing the Drag Along Portion of such Other Stockholder's Company Securities, duly endorsed, together with all other documents required to be executed in connection with such Section 4.02 Sale. If any Other Stockholder should fail to deliver such certificates to DLJMB, the Company shall cause the books and records of the Company to show that the Drag-Along Portion of such Other Stockholder's Company Securities are bound by the provisions of this Section 4.02 and Section 4.03 and that such Company Securities shall be transferred to the purchaser of the Company Securities subject to the Section 4.02 Sale immediately upon surrender for transfer by the holder thereof.

         (b) The DLJ Entities shall have a period of 90 days from the date of receipt of the Section 4.02 Notice to consummate the Section 4.02 Sale on the terms and conditions set forth in such Section 4.02 Sale Notice. If the
Section 4.02 Sale shall not have been consummated during such period, DLJMB shall return to each of the Other Stockholders all certificates representing Company Securities that such Other Stockholder delivered for transfer pursuant hereto, together with any documents in the possession of DLJMB executed by the Other Stockholder in connection with such proposed Section
4.02 Sale, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to the Company Securities owned by the Other Stockholders shall again be in effect.

         (c) Concurrently with the consummation of any Section 4.02 Sale pursuant to this Section 4.02 and Section 4.03, DLJMB shall give notice thereof to all Stockholders, shall remit to each Stockholder who has surrendered certificates in connection with such Section 4.02 Sale the total consideration (by bank or certified check) for the Company Securities represented by such Stockholder's certificates and shall furnish such other evidence of the completion and time of completion of such Section 4.02 Sale and the terms thereof as may be reasonably requested by such Stockholders.

         Section 4.03. CERTAIN RIGHTS. It is understood and agreed that the employment agreements or associated restricted stock purchase agreements between one or more Management Stockholders and the Company or any Subsidiary may contain provisions permitting or requiring, under certain circumstances, such Management Stockholders to sell to the Company or a Subsidiary, and permitting or requiring, under certain circumstances, the Company or such Subsidiary to purchase from such Management Stockholder, Common Shares. Such provisions may, by the terms of such agreements, remain effective notwithstanding that the employment relationship created by such employment agreements has been terminated, in which event such provisions are deemed to be incorporated herein and made a part hereof, to the extent appropriate.

                                     ARTICLE 5
                                Registration Rights

       Section 5.01. DEMAND REGISTRATION. (a) If the Company shall receive a written request by either (x) the DLJ Entities or their Permitted Transferees or (y) the Requisite DLJIP Entities (any such requesting Person, a "SELLING STOCKHOLDER") that the Company effect the registration under the Securities Act, which, in the case of the Requisite DLJIP Entities, shall be a Shelf Registration, of all or a portion of such Selling Stockholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 10 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Stockholders other than the Selling Stockholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

              (i) the Registrable Securities then held by the Selling Stockholders which the Company has been so requested to register by the Selling Stockholders; and

             (ii) subject to the restrictions set forth in Section 3.04, all other Registrable Securities of the same type as that to which the request by the Selling Stockholders relates which any Other Stockholder entitled to request the Company to effect an Incidental Registration (as such term is defined in Section 5.02) pursuant to Section 5.02 (all such Stockholders, together with the Selling Stockholders, the "HOLDERS") has requested the Company to register by written request received by the Company within 5 days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED that, subject to Section 5.01(d) hereof, (I) the Company shall not be obligated to effect more than six Demand Registrations for the DLJ Entities and (II) the Company shall not be obligated to effect more than two Demand Registrations for the Requisite DLJIP Entities; and PROVIDED, FURTHER, that the Company shall not be obligated to effect any Demand Registration for the DLJ Entities unless the aggregate proceeds expected to be received from the sale of Registrable Securities to be included in such Demand Registration, in the reasonable opinion of DLJMB exercised in good faith, equal or exceed (x) $25,000,000 if such Demand Registration would constitute the Initial Public Offering, or (y) $10,000,000 in all other cases. In no event will the Company be required to effect more than one Demand Registration within any four-month period.

       (b) Promptly after the expiration of the 5-day period referred to in
Section 5.01(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of Registrable Securities requested to be included therein. The Selling Stockholders requesting a registration under this Section may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless the participating Stockholders reimburse the Company for all costs incurred by the Company in connection with such registration or unless such revocation arose out of the fault of the Company.

       (c) The Company will pay all Registration Expenses in connection with any Demand Registration.

       (d) A registration requested pursuant to this Section shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder); PROVIDED that if (i) after any registration statement requested pursuant to this Section becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement is sold thereunder, or
(ii) the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 66 2/3% of the Registrable Securities of the Selling Stockholders sought to be included in such registration are included, such registration statement shall be at the sole expense of the Company and shall not be considered a Demand Registration; and PROVIDED FURTHER that, in the event of any Black Out Period (defined below), any Shelf Registration will remain effective for a period of time equal to 180 days plus the length of such Black Out Period.

       Notwithstanding the foregoing, the Company shall not be required to file, amend or supplement any Shelf Registration, any related prospectus or any document incorporated therein by reference, for a period (a "BLACK OUT PERIOD") not to exceed an aggregate of 60 days in any calendar year, in the event that (i) in the case of any amendment or supplement only, an event occurs and is continuing as a result of which the Shelf Registration, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) in all cases, (A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; PROVIDED that such Black Out Period shall be extended for any period, not to exceed an aggregate of 30 days in any calendar year, during which the SEC is reviewing any proposed amendment or supplement to the Shelf Registration, any related prospectus or any document incorporated therein by reference which has been filed by the Company.

       (e) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Company and the Selling Stockholders that, in its view,(i) the number and/or type of Registrable Securities requested to be included in such registration (including any securities which the Company proposes to be included which are not Registrable Securities) or (ii) the inclusion of some or all of the Registrable Securities owned by the Holders, in any such case, exceeds the largest number and/or type of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                   (A) first, all Registrable Securities requested to be registered by the Selling Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities so requested to be registered);

                   (B) second, all Registrable Securities requested to be included in such registration by any other Holder and their Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities so requested to be included); and

                   (C) third, any securities proposed to be registered by the Company.

       (f) If, in connection with any Demand Registration pursuant to this Section or any sale pursuant to Rule 144A under the Securities Act with respect to the Common Shares, Preferred Shares or shares of Senior Preferred Stock, any Selling Stockholder shall seek to transfer any Warrants together with Common

Shares, Preferred Shares or shares of Senior Preferred Stock, the Company shall at the request of any such Selling Stockholder effect a registration of such Warrants to which the provisions of this Article 5 shall apply MUTATIS MUTANDIS and a registration, pursuant to a Shelf Registration, so as to permit the resale of the Common Shares for which any Warrants so transferred may be exercisable. The Company shall maintain the effectiveness of any such Shelf Registration, and take all actions necessary to permit resale of such Common Shares as may be required by applicable state securities laws.

      Section 5.02. INCIDENTAL REGISTRATION. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration of Common Shares (A) issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (B) in connection with a direct or indirect acquisition by the Company of another company), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.02(b), give prompt written notice at least 10 days prior to the anticipated filing date of the registration statement relating to such registration to each DLJ Entity and each Other Stockholder, which notice shall set forth such Stockholder's rights under this Section 5.02 and shall offer such Stockholders the opportunity to include in such registration statement such number of Registrable Securities of the same type as are proposed to be registered as each such Stockholder may request (an "INCIDENTAL REGISTRATION"). Upon the written request of any such Stockholder made within 5 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; PROVIDED that (1) if such registration involves an Underwritten Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company and (2) if, at any time after giving written notice of its intention to register any stock pursuant to this
Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to the rights of any DLJ Entity under Section 5.01). No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.02.

       (b) If a registration pursuant to this Section 5.02 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by a Selling Stockholder in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number and/or type of shares of Registrable Securities which the Company and the Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

              (i) first, so much of the securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size; and

              (ii) second, all Registrable Securities requested to be included in such registration pursuant to Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities requested to be so included).

       Section 5.03. HOLDBACK AGREEMENTS. If any registration of Registrable Securities shall be in connection with an Underwritten Public Offering, each Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any Common Shares or of any stock convertible into or exchangeable or exercisable for any Common Shares (in each case, other than as part of such Underwritten Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company and (ii) 180 days (such lesser period, the "APPLICABLE HOLDBACK PERIOD").

       Section 5.04. REGISTRATION PROCEDURES. Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

       (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days.

       (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Stockholder holding Registrable Securities covered by such registration statement and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

       (c) After the filing of the registration statement, the Company will promptly notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

       (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Stockholder holding such Registrable Securities reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; PROVIDED that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),(B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

       (e) The Company will immediately notify each Stockholder holding such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder any such supplement or amendment.

       (f) (i)The DLJ Entities will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by any such DLJ Entity or its Permitted Transferee of a Demand Registration, which underwriter or underwriters may include any Affiliate of any DLJ Entity and (ii) the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

       (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the Company Securities or its Affiliates unless and until such is made generally available to the public. Each Stockholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

       (h) The Company will furnish to each such Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of
(i)an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

       (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

       The Company may require each such Stockholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

       Each such Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e), and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to
Section 5.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

       Each Stockholder agrees that, upon receipt of the notice from the Company of the commencement of a Black Out Period (in each case, a "BLACK OUT NOTICE"), such Person will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration until such Person is advised in writing by the Company of the termination of the Black Out Period. Each Person receiving a Black Out Notice hereby agrees that it will either (i) destroy any prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Company with more recently dated prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Person's possession of the prospectus covering such Registrable Securities that was current at the time of receipt of the Black Out Notice.

       Section 5.05. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Securities covered by a registration statement, its officers, directors and agents, and each person, if any, who controls such Stockholder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein; PROVIDED that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company has provided such prospectus and it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 5.05.

       Section 5.06. INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS. Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (i) with respect to information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 5.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

       Section 5.07. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; PROVIDED that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

       Section 5.08. CONTRIBUTION. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Stockholder's obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

       Section 5.09. PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         Section 5.10. OTHER INDEMNIFICATION. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         Section 5.11. COOPERATION BY THE COMPANY. In the event any Stockholder shall transfer any Registrable Securities pursuant to Rule 144A under the Securities Act, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

                                      ARTICLE 6
                                   Miscellaneous

         Section 6.01. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         Section 6.02. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 6.03. EXCLUSIVE FINANCIAL AND INVESTMENT BANKING ADVISOR. During the period from and including the date of the Original Agreement through and including the fifth anniversary of such date, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), or any Affiliate of DLJSC that the DLJ Entities may choose in their sole discretion, shall be engaged as the exclusive financial and investment banking advisor of the Company. DLJSC or such Affiliate shall be entitled to reimbursement from the Company for all expenses incurred by DLJSC or such

Affiliate (including, without limitation, fees and expenses of counsel) as financial and investment banking advisor of the Company.

         Section 6.04. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto, except that any Person acquiring Company Securities who is required by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "STOCKHOLDER"; PROVIDED that, except as otherwise provided in Section 2.06, the DLJIP Entities and their Permitted Transferees may assign their rights and obligations under this Agreement to any Person acquiring Company Securities upon execution by such Person of an agreement to be bound by this Agreement, which Person shall thenceforth be a "STOCKHOLDER". Any Stockholder who ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than the provisions of Sections 5.05, 5.06, 5.07, 5.08, and 5.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities).

         Section 6.05. AMENDMENT; WAIVER; TERMINATION. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and Stockholders holding at least 75% of the outstanding Shares.

         Section 6.06. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions and shall be given, if to the Company, to:

            DeCrane Holdings Co.
            2361 Rosecrans Avenue
            Suite 180
            El Segundo, CA 90245
            Attention:  R. Jack DeCrane
            Fax:  (310) 643-0746

         if to Opco, to:

            DeCrane Aircraft Holdings, Inc.
            2361 Rosecrans Avenue
            Suite 180
            El Segundo, CA 90245
            Attention:  R. Jack DeCrane
            Fax:  (310) 643-0746

         if to the DLJ Entities, to:

            DLJ Merchant Banking Partners II, L.P.
            277 Park Avenue
            New York, New York 10172
            Attention:  Thompson Dean
            Fax:  (212) 892-7272

         with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017
            Attention:  George R. Bason, Jr., Esq.
            Fax:  (212) 450-4800

         if to the DLJIP Entities, to:

            DLJ Investment Partners II, Inc.
            277 Park Avenue
            New York, New York 10172
            Attention: Michelle Bergman
            Fax: (212) 892-7272
         with a copy to:

            Cahill Gordon & Reindel
            80 Pine Street
            New York, New York 10005
            Attention: John Schuster, Esq.
            Fax: (212) 269-5420


         All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

         Any Person who becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each DLJ Entity and each other Stockholder.

         Section 6.07. HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 6.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 6.09. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         Section 6.10. SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 6.11. CONSENT TO JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.06 shall be deemed effective service of process on such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        DECRANE HOLDINGS CO.


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DECRANE AIRCRAFT HOLDINGS, INC.


                                        By: __________________________________
                                            Name:
                                            Title:


                                        DLJ MERCHANT BANKING
                                          PARTNERS II, L.P.

                                        BY DLJ MERCHANT BANKING II, INC.
                                          Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ MERCHANT BANKING
                                          PARTNERS II-A, L.P.

                                        BY DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:

                                        DLJ OFFSHORE PARTNERS II, C.V.

                                        BY DLJ MERCHANT BANKING II, INC.,
                                          Advisory General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ DIVERSIFIED PARTNERS, L.P.

                                        BY DLJ DIVERSIFIED PARTNERS, INC.,
                                          Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ DIVERSIFIED PARTNERS-A, L.P.

                                        BY DLJ DIVERSIFIED PARTNERS, INC.,
                                          Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJMB FUNDING II, INC.


                                        By: _________________________________
                                            Name:
                                            Title:

                                        DLJ EAB PARTNERS, L.P.

                                        BY DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ MILLENNIUM PARTNERS, L.P.

                                        BY DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        UK INVESTMENT PLAN 1997
                                          PARTNERS

                                        BY UK INVESTMENT PLAN 1997, INC.,
                                          General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ FIRST ESC L.P.

                                        BY DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, as General Partner


                                        By: _________________________________
                                            Name:
                                            Title:

                                        DLJ ESC II L.P.

                                        BY DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, as General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ MILLENNIUM PARTNERS-A, L.P.

                                        BY DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ INVESTMENT PARTNERS, L.P.

                                        BY DLJ INVESTMENT PARTNERS,
                                          INC., as Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:


                                        DLJ INVESTMENT PARTNERS II, L.P.

                                        BY DLJ INVESTMENT PARTNERS II,
                                          INC., as Managing General Partner


                                        By: _________________________________
                                            Name:
                                            Title:

                                        DLJ INVESTMENT FUNDING II, INC.


                                        By: _________________________________
                                            Name:
                                            Title: